     As filed with the Securities and Exchange Commission on March 17, 1998

                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 OMNICARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 31-1001351
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                    50 East RiverCenter Blvd. -- Suite 1530
                     Covington, Kentucky              41011
               (Address of Principal Executive Offices) (Zip Code)

            Warrants dated January 15, 1998 Issued by Omnicare, Inc.
             to each of Ed Kaufman, Sheila K. Fiepke, Carol A. King,
        Karl A. Kalas, Lawrence Wayne, Greg Schoonover and Irwin Berkley

                            (Full title of the Plan)


                                Cheryl D. Hodges
                         c/o Omnicare Management Company
                               2800 Chemed Center
                              255 East Fifth Street
                           Cincinnati, Ohio 45202-4728
                     (Name and address of agent for service)

                                 (513) 762-6666
          (Telephone number, including area code, of agent for service)

                                    copy to:

                              Joseph M. Rigot, Esq.
                            Thompson Hine & Flory LLP
                           2000 Courthouse Plaza, N.E.
                                  P.O. Box 8801
                             Dayton, Ohio 45401-8801


                                 ---------------

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
  Title of securities                          Proposed maximum offering       Proposed maximum
  to be registered     Amount to be registered     price per share(1)     aggregate offering price(1)    Amount of registration fee
-----------------------------------------------------------------------------------------------------------------------------------
   Common Stock,            80,000 shares               $30.8438                   $2,467,504                     $727.91
   par value $1.00
-----------------------------------------------------------------------------------------------------------------------------------


(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the exercise price of the Warrants.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                  (a) The Annual Report of Omnicare, Inc. (the "Company") on Form 10-K for the year ended December 31, 1996;

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

                  (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A/A-1 (File No. 1-8269) filed with the Commission on April 17, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation and Bylaws of the Company, and separate Indemnification Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or legal proceeding brought or threatened by reason of his or her position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

         The Company's directors and officers are, in addition, insured against loss arising from any claim against them or a wrongful act or omission with certain exceptions and limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits following the signature pages.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 16th day of March, 1998.

                                              OMNICARE, INC.


                                              By  /s/ Joel F. Gemunder
                                                -------------------------------
                                                   Joel F. Gemunder
                                                   President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edward L. Hutton, Joel
F. Gemunder and Cheryl D. Hodges, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                             TITLE                             DATE

/s/ Edward L. Hutton                               Chairman and Director                     March 16, 1998
-----------------------------                      (Principal Executive Director)
Edward L. Hutton

/s/ Joel F. Gemunder                               President and Director                    March 16, 1998
-----------------------------                      (Principal Executive Officer)
Joel F. Gemunder
                                                   Senior Vice President and
/s/ David W. Froesel, Jr.                          Chief Financial Officer                   March 16, 1998
-----------------------------                      (Principal Financial Officer and
David W. Froesel, Jr.                              Principal Accounting Officer)

/s/ Ronald K. Baur                                 Director                                  March 16, 1998
-----------------------------
Ronald K. Baur

/s/ Kenneth W. Chesterman                          Director                                  March 16, 1998
-----------------------------
Kenneth W. Chesterman

/s/ Charles H. Erhart, Jr.                         Director                                  March 16, 1998
-----------------------------
Charles H. Erhart, Jr.

/s/ Mary Lou Fox                                   Director                                  March 16, 1998
-----------------------------
Mary Lou Fox

           SIGNATURE                                 TITLE                                       DATE

/s/ Cheryl D. Hodges
-----------------------------
Cheryl D. Hodges                                   Director                                  March 16, 1998


/s/ Thomas C. Hutton                               Director                                  March 16, 1998
-----------------------------
Thomas C. Hutton

/s/ Patrick E. Keefe                               Director                                  March 16, 1998
-----------------------------
Patrick E. Keefe

/s/ Sandra E. Laney                                Director                                  March 16, 1998
-----------------------------
Sandra E. Laney

/s/ Andrea R. Lindell                              Director                                  March 16, 1998
-----------------------------
Andrea R. Lindell

/s/ Sheldon Margen                                 Director                                  March 16, 1998
-----------------------------
Sheldon Margen

/s/ Kevin J. McNamara                              Director                                  March 16, 1998
-----------------------------
Kevin J. McNamara

/s/ John M. Mount                                  Director                                  March 16, 1998
-----------------------------
John M. Mount

/s/ D. Walter Robbins, Jr.                         Director                                  March 16, 1998
-----------------------------
D. Walter Robbins, Jr.

                                INDEX TO EXHIBITS

Number                                 Description
------                                 -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to Registration Statement No. 33-59689)

4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to Registration Statement No. 333-7695)

4.3 By-laws of the Company, as amended (incorporated by reference to Exhibit 3 of the Company's 1994 Annual Report on Form 10-K)

5                 Opinion of Thompson Hine & Flory LLP

23.1 Consent of Thompson Hine & Flory LLP (contained in opinion filed as Exhibit 5)

23.2              Consent of Price Waterhouse LLP

23.3              Consent of Ernst & Young LLP

24                Power of Attorney (included on signature page)

99.1 Form of Warrant issued to Sheila K. Fiepke, Karl A. Kalas, Ed Kaufman, Carol A. King and Lawrence Wayne

99.2 Form of Warrant issued to Irwin Berkley, Sheila K. Fiepke, Karl A. Kalas, Ed Kaufman, Carol A. King and Greg Schoonover